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                                                                    Exhibit 12.1


                                                                                                                NINE MONTHS
                                                                                                              ENDED SEPTEMBER
                                                                                                                    30,
                                                                                                            --------------------
                                                  2002        2001        2000        1999        1998        2002        2003
                                                --------    --------    --------    --------    --------    --------    --------
DETERMINATION OF RATIO OF EARNINGS TO FIXED
CHARGES(Dollars in Thousands)

Loss before income taxes                        ($   121)   ($ 3,503)   ($ 5,236)   ($ 5,977)   ($ 6,737)   ($ 7,654)   ($ 8,313)
Loss on disposition of Bazooka Beds                                                                2,866
Recapitalization and transaction costs                                                             5,099

Fixed charges
     Amortization of deferred financing costs      1,079         988         946       1,181         858         809         809
     Interest expense                             18,127      19,635      11,234      18,013      11,234      13,579      13,034
                                                --------    --------    --------    --------    --------    --------    --------
Earnings before fixed charges                     19,085      17,120      16,457      13,217      13,320      22,042      22,156

Fixed charges
     Amortization of deferred financing costs      1,079         988         946       1,181         858         809         809
     Interest expense                             18,127      19,635      11,234      18,013      11,234      13,579      13,034
                                                --------    --------    --------    --------    --------    --------    --------
Total fixed charges                               19,206      20,623      21,693      19,194      12,092      14,388      13,843

Ratio of earnings to fixed charges                 1.0 x        0.8x        0.8x        0.7x        1.1x        1.5x        1.6x
                                                --------    --------    --------    --------    --------    --------    --------